UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
04/07/2010
Date of Report (Date of earliest event reported)
Morris Business Development Company
(Exact name of registrant as specified in its charter)

California	0-26770	95-2449457

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

413 Ave G #1, Redondo Beach, CA	90277

(Address of principal executive offices)	(Zip Code)
310 493 2244
Registrant’s telephone number, including area code
Electronic Media Central
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
Signatures

Item 1.01  Entry into a Material Definitive Agreement

On March 8, 2010 the registrant, Morris Business Development Company ("MBDE"), a California Corporation entered into an understanding with Video Army, LLC, a California Limited Partnership to operate a ("NEWCO") business named "Internet Video / Morris BDC, LLC," a California Limited Partnership and/or other registered DBAs.

The final agreement reached on April 7, 2101 between the parties to this agreement shall operate to provide financial and internet related services primarily for both private and thinly traded public stock American based companies.

MBDE is a Securties Exchange Commission ("SEC") registered Business Development Company ("BDC") under the Investment Act.  As an SEC reporting investment company, MBDE provides financial assistance and substantial managerial support to clients for fees and client shares held in the BDC portfolio.  MBDE may or may not seek control of a client company and may issue MBDE shares for valued acquistions.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morris Business Development Company
Date: April 7, 2010	By:	/s/ George P. Morris, PhD
George Morris
President